Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Linda Brewton

Sr. Manager Investor Relations
Semtech Corporation
(805) 480-2004
webir@semtech.com

Semtech Completes Acquisition of Gennum Corporation

CAMARILLO, Calif., and BURLINGTON, Ontario, March 20, 2012 — Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors and Gennum Corporation (TSX:GND), a leading supplier of high speed analog and mixed-signal semiconductors for the optical communications and video broadcast markets, jointly announced today the successful completion of Semtech’s acquisition of Gennum Corporation. Semtech’s agreement to acquire Gennum was announced previously on January 23, 2012.

Gennum’s data communications and video platforms broaden Semtech’s existing portfolio of high-speed communications platforms. “Combining Gennum’s 1 Gbps to 25 Gbps signal integrity solutions with Semtech’s 40 Gbps to 100 Gbps SerDes solutions creates one of the industry’s most complete and robust analog and mixed signal portfolios targeted at the communications and enterprise computing segments,” said Mohan Maheswaran, President and Chief Executive Officer of Semtech Corporation. “This will enable us to help customers reduce bottlenecks in the access, metro and core networks, as demand for bandwidth continues to escalate.  Moreover, Gennum’s strong position in video broadcast and the emerging HD video surveillance market further diversifies Semtech’s portfolio of high-performance analog semiconductors.”

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Through its indirect wholly-owned subsidiary Semtech Canada Inc., Semtech Corporation acquired 100% of the outstanding shares of Gennum Corporation for CDN$13.55 per share for a total purchase price of approximately CDN$500 million. The acquisition was completed by way of a plan of arrangement under the Business Corporations Act (Ontario) and was financed with a combination of cash from Semtech’s international cash reserves and $350 million of five-year secured term loans with a combined floating interest rate of approximately 4%.  Jefferies & Company, Inc. acted as exclusive financial advisor to Semtech on the acquisition of Gennum and as sole arranger of the term loans. Canaccord Genuity Corp. acted as exclusive financial advisor to Gennum.

Semtech estimates that the acquisition will result in at least $15 million in annual cost synergies, which will be achieved in full in Semtech’s fiscal year 2014. Semtech’s management expects that the acquisition will be accretive to non-GAAP earnings per share by more than 20 cents in fiscal year 2013 and more than 40 cents in fiscal year 2014. As a result of the acquisition, Semtech’s results for its first quarter of fiscal year 2013, which will end on April 29, 2012, will include approximately six weeks of Gennum activity. Semtech management will provide more detailed information about the combined company’s results during its next regularly scheduled earnings announcement.

Following the completion of the acquisition, Gennum Corporation has become Semtech Canada Inc. The shares of Gennum are expected to be delisted from the Toronto Stock Exchange by March 26, 2012, and Gennum will cease to be a reporting issuer under applicable Canadian securities laws as soon as practicable. To receive the cash consideration for shares of Gennum, registered shareholders must follow the instructions detailed in Gennum’s information circular dated February 13, 2012.

Semtech Canada Inc. is an indirect wholly-owned subsidiary of Semtech Corporation.  Its registered office is 200 Bay Street, Suite 3800, Toronto, Ontario, M5J 2Z4.  To obtain a copy of the report filed with the Canadian securities regulatory authorities relating to the acquisition of the shares of Gennum, please contact Linda Brewton at (805) 480-2004.

Non-GAAP Financial Measures

This release includes non-GAAP presentations of projected earnings per share for fiscal years 2013 and 2014. These non-GAAP measures are provided to enhance the user’s overall understanding of the potential impact that acquiring Gennum may have on Semtech’s performance.

As used in this press release, Semtech defines non-GAAP earnings per share as earnings per share exclusive of acquisition-related expenses, restructuring charges and amortization of intangibles incurred in connection with the transaction and following the closing of the transaction and stock based compensation expense.  Semtech’s definition of non-GAAP earnings per share is not necessarily comparable to similarly titled measures of other companies.

Non-GAAP earnings measures are commonly used by financial analysts and management in evaluating acquisitions because certain variables used in calculating GAAP earnings per share cannot be accurately estimated on a forward-looking basis.  These variables include amortization of intangibles incurred in connection with the transaction and following the closing of the transaction. Because these items will not be known to Semtech until after the closing of the transaction, Semtech is unable to provide information about the most directly comparable GAAP financial measure. The impact of these excluded items will cause the non-GAAP financial measure to differ materially from the comparable GAAP financial measure.

While Semtech uses non-GAAP earnings per share in assessing acquisitions and believes that these measures are useful to management and investors for the reasons described above, these non-GAAP financial measures have certain shortcomings, including but not limited to the risk and uncertainties outlined in the Forward Looking and Cautionary Statements section of this press release.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, and under Canadian securities laws. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. These forward-looking statements are identified by the use of such terms and phrases as “intends,” “goal,” “estimate, “expect,” “project,” “plans,” “anticipates,” “should,” “will,” “designed to,” “believe,” and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the success of near and longer term integration efforts between the combined companies; unexpected acquisition-related costs and expenses; competitive changes in the market place applicable to the products of Gennum, including, but not limited to the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated markets;  the continuation and/or pace of key trends considered to be main contributors to Semtech’s growth, most importantly demand for increased network bandwidth; shifts in demand among target customers, and other comparable changes in projected or anticipated markets; Semtech’s ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, including impacts arising from European and global economic dynamics; Semtech’s ability to manage expenses to achieve anticipated amounts of annual cost synergies; Semtech’s ability to generate sufficient cash flow to service the debt obligations incurred in connection with this transaction; and Semtech’s ability to operate and manage its business in light of restrictive covenants or other conditions or limitations placed on Company actions under the applicable lending and debt instruments entered into in connection with this transaction. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in Semtech’s Annual Report on Form 10-K for the fiscal year ended January 30, 2011, in Semtech’s other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by Semtech that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized, including estimates applicable to Gennum, as well as estimates resulting from the integration of Gennum’s financial performance and results into Semtech’s full financial results.  Investors are cautioned not to place undue reliance on any forward-looking information contained herein. Forward-looking statements are provided for the purpose of providing information about management’s current expectations and plans relating to the future. Readers are cautioned that such information may not be appropriate for other purposes. In addition, these forward-looking statements relate to the date on which they are made. Semtech and Gennum each disclaim any intention or obligation to update or revise any forward-looking statements or the foregoing list of factors, whether as a result of new information, future events or otherwise, except to the extent required by law.

About Gennum

Gennum Corporation designs innovative semiconductor solutions and intellectual property (IP) cores designed to be the world’s most advanced consumer connectivity, enterprise, video broadcast and data communications products. Leveraging Gennum’s proven optical, analog and mixed-signal products and IP, Gennum enables multimedia and data communications products to send and receive information without compromising the signal integrity. Recognized as an award winner for advances in high definition (HD) broadcasting, Gennum is headquartered in Burlington, Canada, and has global design, research and development and sales offices in Canada, Mexico, Japan, Germany, United States, Taiwan, India and the United Kingdom. For more information, visit http://www.gennum.com.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment.  Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech, the Semtech logo, and Gennum are marks of Semtech Corporation.